STOCK PURCHASE AGREEMENT

By and Among

SHAREHOLDERS OF
LINCOLN FLOORPLANNING CO., INC.

and

SHA CHEN/ASSIGNS

dated MAY 25, 2010

4.2	Corporate Power and Authorities	11
4.3	Execution of Agreement	12
4.4	Restricted Securities	12

ARTICLE V - INDEMNIFICATION		12

5.1	Survival of Representations and Warranties	13
5.2	Indemnification by Seller	13
5.3	Indemnification by the Buyer	13
5.4	Notice of claims	13

ARTICLE VI DUE DILIGENCE		14

ARTICLE VII - POST CLOSING MATTERS		14

Maintenance of Books and Records		14

ARTICLE VIII - MISCELLANEOUS		15

8.1	Expenses	15
8.2	Contents of Agreement; Parties in Interest	15
8.3	Assignment and Binding Effect	15
8.4	Amendments and Waivers	15
8.5	Notices	16
8.6	Governing Law; Consent to Jurisdiction	16
8.7	Benefits to Others	16
8.8	Headings, Gender and person	17
8.9	Schedules and Exhibits	17
8.10	Severability	17
8.11	Counterparts	17
8.12	Time of the essence	17

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 25th day of May 2010 by and among SHAREHOLDERS OF LINCOLN FLOORPLANNING CO., INC. ("Sellers") and SHA CHEN/ASSIGNS (“Buyer”).

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers, on the terms and conditions hereinafter set forth, 5,591,750 shares of common stock constituting 69.0384% of the outstanding shares of stock (the "LINCOLN Shares") in LINCOLN FLOORPLANNING CO., INC. (“LINCOLN”). Sale of the LINCOLN Shares by the Sellers to Buyer as described herein shall hereinafter be referred to as the "Transaction”;

     Now, therefore, in consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Sellers agree as follows:

ARTICLE I - PURCHASE AND SALE

     1.1 Agreement to Sell. At the Closing (as defined below), Sellers shall grant, sell, convey, assign, transfer and deliver to Buyer all right, title and interest of Sellers in the LINCOLN Shares free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances, except as set forth in Section 2.2, below.

     1.2 Agreement to Purchase. At the Closing, Buyer shall purchase the LINCOLN Shares from Sellers, upon and subject to "the terms and conditions of this Agreement in exchange for the Purchase Price (as defined herein).

     1.3 Purchase Price. At the Closing, Buyer will pay to Sellers designated attorney in cash or immediately available funds an aggregate purchase price of $425,000.00 USD (the "Purchase Price").

ARTICLE II - CLOSING

     2.1 Closing. The closing (the "Closing") of the Transaction shall take place at 1:00 p.m., local time, on May 18, 2010 or such other date as the Parties may mutually determine (the “Closing date”). The Closing shall take place by facsimile, overnight delivery or other means determined acceptable by the parties. The Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

     2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

     (a) Sellers shall deliver to Buyer the following:

     (i) original share certificates representing the LINCOLN Shares, fully paid and non-assessable and subject to no liens, security interest, pledges; encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on some of the certificate(s), which legend shall provide substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES)

executed or accompanied by a stock power for valid transfer of the shares to the Buyer or its assigns.

     (ii) a resolution of the Board of Directors of LINCOLN, a legal opinion of counsel to the Sellers, resignations of each of the officers and directors and such additional documents, instruments or agreements as the Buyer shal1 reasonably require;

     (b) Buyer shall deliver to Sellers the Purchase Price in cash in immediately available funds to the bank accounts designated by Sellers to Buyer,

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers and LINCOLN, jointly and severally, represent and warrant to Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement will be correct and complete and as of the Closing Date (as though made on such date).

     3.1 Corporate Existence. LINCOLN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. LINCOLN does not have any subsidiaries or own any equity or other interest in any other corporation, limited partnership or any other business entity.

     3.2 Corporate Power; Authorization; Enforceable Obligations. Sellers and LINCOLN have all requisite power and authority to execute and deliver this Agreement and all other agreements, instruments and documents to be delivered by them hereunder (the “Related Documents”) and to perform the obligations to be performed by them hereunder and thereunder, and to consummate the Transaction contemplated hereby. This Agreement has been, and the Related Documents will be, duly executed and delivered by Sellers and a duly authorized officer of LINCOLN, and this Agreement constitutes, and the Related Documents when executed and delivered when executed and delivered will constitute, the legal, valid and binding obligations of Sellers and LINCOLN enforceable against Sellers and LINCOLN then in accordance with their respective terms.

     Timothy L. Kuker, Steven G. Salmond and Ronald S. Worl are the only officers and directors of LINCOLN and upon closing will submit their resignations as such.

     3.3 Noncontravention. Neither the execution, delivery or performance by Sellers or LINCOLN of this Agreement or any of the Related Documents, nor the consummation by Sellers or LINCOLN or the transactions contemplated hereby or thereby, nor compliance by Sellers with any provision hereof or thereof will: (a) conflict with or result in a breach of any provision of the certificate of charter or bylaws of LINCOLN or any agreement among the stockholders of LINCOLN or any agreement among the stockholders of LINCOLN or any other agreement applicable to Sellers of LINCOLN; or (b) violate any provision of law, statute, rule or regulation, or any order, writ, injunction, permit, judgment decree or award of any court, arbitrator or governmental or regulatory official, including but not limited to the Securities Exchange Commission, or any other body or authority which is applicable to Sellers or LINCOLN. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution and delivery of this Agreement and the Related Documents by Sellers or LINCOLN pursuant hereto, or the consummation of the transactions contemplated herby or thereby.

     3.4 LINCOLN Capitalization; No Third-Party Options. All of the LINCOLN Shares being sold by Sellers to Buyer are duly authorized, validly issued, fully paid, non-assessable and free and clear of any liens, pledges, charges, security interests, third party rights or other claims or encumbrances of any nature whatsoever. As of the Closing, LINCOLN’s authorized capital stock consists of 100,000,000 shares of common stock and upon consummation of the Transaction, Buyer will own 69.0384% of LINCOLN’s issued and outstanding shares. There are no existing agreements, options, commitments or rights of any kind with, any person to acquire any of LINCOLN’s shares. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among any Seller and any third party, or (iii) to the best knowledge of the Sellers between or among any of the Company stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act. The stockholder list provided to the Purchaser is a current shareholder list generated by its transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company Common Stock.

     All of the LINCOLN Shares being sold are restricted shares because they have not been the subject of a registration statement filed with the SEC.

     A list of all registered and beneficial shareholders of LINCOLN is attached hereto as Exhibit 3.4. The exhibit shows which shares are free-trading and which are restricted.

     3.5 Financial Statements. Lincoln is current with all of its filings pursuant to the Exchange Act of 1934. All of these filings are available at sec.gov.

     3.6 Absence of Undisclosed Liabilities. LINCOLN currently has no liabilities or obligations of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for taxes or for any goods or services used by LINCOLN. For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted or unasserted, liquidated or unliquidated, known or unknown, secured or unsecured.

     3.7 Tax and Other Returns and Reports. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by LINCOLN (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license and any other tax or similar governmental charge, or imposition under laws of the United States or any state of municipal or political subdivision thereof or any foreign Country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of LINCOLN for Taxes for the periods, property or events covered thereby. All Taxes, including those without limitation which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from LINCOLN, have been properly accrued or paid. The accruals for Taxes contained in the Most Recent Balance Sheet are adequate to cover the tax liabilities of LINCOLN as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. LINCOLN has not received any notice of assessment or proposed assessment in connection with any Tax Retmns and there are not pending tax examinations of or tax claims asserted against LINCOLN or any of its assets or properties. LINCOLN has not extended, or waived the application of, any statue of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens on any of the assets or properties of LINCOLN. There is no basis for any additional assessment of any Taxes. LINCOLN has made all deposits required by law to be made with respect to any withholding or other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon LINCOLN.

     3.8 Books of Account; Bank Accounts. The books, records and accounts of LINCOLN accurately and fairly reflect, all assets and liabilities of LINCOLN. LINCOLN will have no bank accounts as of closing.

     3.9 Compliance with Law: Authorizations. LINCOLN is not in violation of any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"). LINCOLN holds or possesses all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations from governmental authorities ("Authorizations") which are necessary for it to conduct business. LINCOLN is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization, and each Authorization is in full force an effect.

     3.10 Litigation. No litigation, including any suit, arbitration, mediation, claim, investigation, judgment, order, governmental or regulatory official, body or authority of any kind or nature is pending or threatened, against LINCOLN and LINCOLN has never been a party to any such litigation and no dispute is pending or threatened which in any manner challenges or seeks to prevent, enjoin, alter or delay the Transaction.

     3.11 Agreements etc. LINCOLN is not party to any contracts, agreements, understandings (written or oral), instruments, contracts any nature whatsoever and LINCOLN has never been a party to any contracts, agreements, understandings (written or oral) of any kind or nature whatsoever, other than those delivered to counsel for Buyer in exhibit 3.11.

     3.12 Related Parties. LINCOLN has no liabilities or obligations to any officers, directors, former employees, or affiliates including Sellers and/or their respective affiliates.

     3.13 Employees. LINCOLN has no employees or independent consultants and has never had any employees or independent consultants. LINCOLN does not maintain any employee benefit or stock option plans.

     3.14 Registration Rights. LINCOLN is not under any obligation and has not granted any rights to register any of LINCOLN's stock or other securities or any securities that may be issued. No stockholder of LINCOLN has entered into any agreement with respect to the voting of LINCOLN stock.

     3.15 Environmental. LINCOLN is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety.

     3.16 Full Disclosure. LINCOLN and Sellers have provided the Buyer with all information requested by the Buyer in connection with its decision to purchase the LINCOLN shares. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by LINCOLN and/or the Sellers to Buyer or its attorneys or agents in connection herewith or therewith or with the transaction contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which that are made, not misleading.

     3.17 SEC Reports. LINCOLN has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended. Each SEC Report was, at the time of its filing, in compliance with the requirements of it’s respective form and none of the SEC Reports, nor the financial statements (and the notes (hereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement or a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.18 Listing. LINCOLN's Common stock is listed for trading on the OTC Bulletin Board and satisfies the requirements for the continuation of such listing. The Company has not received any written notice from FINRA or NASDAQ that its common stock will be delisted from the OTC Bulletin Board or that its common stock does not meet all requirements for listing. No stop orders are in effect or threatened.

     3.19 Brokers' Fees. LINCOLN has no liability or obligation to pay any fees or commissions to any broker, finder, or agent except for fees and commissions payable at closing out of the sale proceeds.

     3.20 Assets. LINCOLN has no assets of any kind except as shown on Exhibit 3.20 hereto.

     3.21 DTC Eligibility. LINCOLN's securities are eligible for deposit at the Depository Trust Company (DTC).

     3.22 Market Maker. LINCOLN has at least one market maker for its common shares and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Company.

     3.23 Current Information. Since March 31, 2010, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, LINCOLN’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of LINCOLN from that shown in the financial statements of LINCOLN included in its quarterly report on Form 10-Q filed for the quarter ended March 31, 2009.

     3.24 March 31, 2010 10Q. Form 10Q for the Period Ended March 31, 2010. The Sellers will cause to be filed LINCOLN's Form 10-Q for the period ended March 31, 2010 at their expense.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers that the statements contained in this Article IV are correct and complete as of the date of this Agreement and as of the Closing Date (as though made on such date).

     4.1 Corporate Existence. Buyer may form a Corp to take title to the LINCOLN shares. This company duly organized and validly existing under the laws of the State of Nevada.

     4.2 Corporate Power and Authorization. Buyer has the power, authority and legal right to execute, deliver and perform this Agreement and the Related Documents to which it is a party. The execution, delivery and performance of this Agreement and the Related Documents by Buyer have been duly authorized by all necessary corporate action. This Agreement has been, and the Related Documents to which Buyer will be a party will be, duly executed and delivered by Buyer, and this Agreement constitutes, and the Related Documents when executed and delivered will constitute, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

     4.3 Execution of Agreement. The execution and delivery of this Agreement and Related Documents does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default of acceleration upon notice or passage of time or both), in whole or in part, any charter, article of inCorp, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which the Buyer is a party or by which they are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Buyer; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the Buyer or any of its actions.

     4.4 Restricted Securities. Buyer acknowledges that some of the LINCOLN Shares will be "restricted securities" (as such term is defined Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), and will include the restrictive legend set forth in Section 2.2 hereof, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless the Buyer obtains written consent from LINCOLN and otherwise comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

ARTICLE V - INDEMNIFICATION

     5.1 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in Related Document in connection with negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

     5.2 Indemnification by Sellers. The Sellers, jointly and severally, shall indemnify, defend and hold Buyer, its members, directors, officers, affiliates, successors, assigns and agents (collectively, the “Buyer Indemnified Parties”) harmless from, against and in respect of, any and all claims, losses, damages, liabilities, expenses or costs, including reasonable attorneys' fees, costs and expenses of investigation, penalties, interest and amounts paid in settlement incurred or to be incurred by any of Buyer Indemnified Parties, by reason of, arising out of or related to:

     (a) any breach, inaccuracy, or nonfulfillment in or of any representation, warranty, covenant, agreement or undertaking of Sellers or LINCOLN contained in this Agreement, or in any Exhibit, Schedule or ancillary document delivered pursuant hereto;

     (b) claims or demands from, or relating to, the conduct of LINCOLN or the Sellers prior to the Closing Date.

     5.3 Indemnification by the Buyer. Buyer shall indemnify, defend and hold Sellers harmless from, against and in respect of, any and all claims, losses, damages, liabilities, expenses or costs, inducting reasonable attorneys' fees, costs and expenses of investigation and defense of claims, and penalties, interest and amounts paid in settlement incurred or to be incurred by Sellers by reason of, arising out of or related to any breach, inaccuracy, or nonfulfillment in or of any representation, warranty, covenant, agreement or undertaking of Buyer contained in this Agreement.

     5.4 Notice of Claims. With respect to any matter as to which any of the Buyer’s Indemnified Parties or the Seller's Indemnified Parties (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article IX, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder.

ARTICLE VI DUE DILIGENCE

     Prior to the Closing, the Buyer will conduct a due diligence investigation relative to the Company and the representations, warranties and covenants of the Sellers and the Company. Sellers and the Company agree to provide the Buyer and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements and evidence of the Company’s good standing in all jurisdictions where it is authorized to do business. Buyer shall have the right, in its sole discretion, to terminate this Agreement at any time prior to the Closing, without any liability therefor, should it determine that any representation, warranty or covenant of any Seller or the Company is untrue, misleading or cannot be verified through the due diligence process or if the Buyer determine, in their sole discretion that the Company is unsuitable for use as a vehicle for a reverse acquisition transaction.

ARTICLE VII - POST CLOSING MATTERS

      Maintenance of Books and Records. Each of Sellers and Buyer shall preserve until the third anniversary of the Closing Date all material records possessed or to be possessed by such party relating to any of the assets, liabilities or business of LINCOLN, except that certain tax records shall be preserved until the statute of limitations for such tax has passed. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the legitimate purpose therefore, during regular business hours, to (i) the officers, employees or other representatives of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of LINCOLN, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably, withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors and representatives.

ARTICLE VIII - MISCELLANEOUS

     8.1 Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of this provisions of this Agreement and the consummation of the Transaction.

     8.2 Contents of Agreements: Parties in Interest. This Agreement set forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior negotiations, representations or agreements. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     8.3 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Buyer.

     8.4 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer arid Sellers. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.5 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, as follows:

If to Sellers:

TIMOTHY L. KUKER
100 Silver Beach Ave.
Apt 612
Daytona Beach, FL 32118
USA

If to Buyer:

SHA CHEN
Room 2103
Easey Commercial Building
253-261 Hennessy Road
Wanchai, Hong Kong.

or to such other address as the addresses may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     8.6 Governing Laws; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK.

     BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF SUCH PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.

     8.7 Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto, and their shareholders, heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     8.8 Heading, Gender and Person. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, Corp, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     8.9 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     8.10 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more Counterparts taken together shall have been executed and delivered by the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     8.12 Time of the essence. In the performance of obligations herein time is of the essence.

     EXECUTED as of the date first above written by duly authorized officers of the parties hereto, intending to be intending to be legally bound hereby.

Sellers:	/s/ Timothy L. Kuker
TIMOTHY L. KUKER as designated
agent with stock power

Buyer:	/s/ Sha Chen
SHA CHEN